     As filed with the Securities and Exchange Commission on April 16, 1998

                                                   Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 -------------

                              EXECUSTAY CORPORATION
             (Exact name of registrant as specified in its charter)

          Maryland                                        52-2042280
 (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

7595 Rickenbacker Drive
Gaithersburg, Maryland                                       20879
(Address of Principal Executive Offices)                   (Zip Code)

                              EXECUSTAY CORPORATION
                      1997 INCENTIVE AND STOCK OPTION PLAN
                            (Full title of the plan)

                                                  Copy to:
Gary R. Abrahams                                  John T. Kramer, Esq.
ExecuStay Corporation                             Dorsey & Whitney LLP
7595 Rickenbacker Drive                           Pillsbury Center South
Gaithersburg, Maryland 20879                      220 South Sixth Street
(Name and address of agent for service)           Minneapolis, Minnesota 55402

                                 (301) 948-4888
          (Telephone number, including area code, of agent for service)

                                 -------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                           Proposed maximum       Proposed maximum      Amount of
Title of securities to be               Amount to be      offering price per   aggregate offering     registration
  registered                             registered             share(1)              price(1)             fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value, to  be   700,000 shares          $ 12.75             $ 8,384,019           $ 2474
issued pursuant to the Company's 1997
Incentive and Stock Option Plan
===================================================================================================================

(1) Of the 700,000 shares registered hereunder, as of the date hereof, options with respect to 195,300 previously unregistered shares have been granted (at a weighted average exercise price of $9.98 per share). The proposed maximum offering price has been determined pursuant to Rule 457(h)(1) and represents the sum of (i) the aggregate exercise price of the options for the previously unregistered shares granted under the Plan and (ii) the product of the remaining 504,700 shares multiplied by a per share price of $12.75, the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market System on April 13, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that have been filed by ExecuStay Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, Registration No. 333-10831, and any amendment or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION  OF SECURITIES

         The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation and Bylaws provide for the indemnification of the Company's directors and officers to the fullest extent permitted by the Maryland General Corporation Law, as amended (the "Maryland Law"). The Maryland Law provides that a corporation may indemnify a director or officer with respect to proceedings instituted against such officer or director by reason of his or her service in that capacity, unless the act or omission in question was material and was committed in bad faith or was the result of active and deliberate dishonesty, or unless the director or officer received an improper personal benefit or the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The Company's Articles of Incorporation include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Maryland Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

 Exhibit
  Number                 Description
----------               -----------
    4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 of the Company's Registration Statement on Form S-1, Registration No. 333-10831 (the "S-1 Registration Statement")).

    4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

    4.3              ExecuStay Corporation 1997 Incentive and
                     Stock Option Plan (incorporated by reference to Exhibit 10.1 to the S-1 Registration
                     Statement).

    5.1              Opinion of Dorsey & Whitney LLP.

   23.1              Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

   23.2              Consent of Grant Thornton, LLP Independent Public
                     Accountants.

   24.1              Power of Attorney.

ITEM  9.  UNDERTAKINGS

A.     Post-Effective Amendments

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.


             Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     Subsequent Documents Incorporated by Reference

       The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Claims for Indemnification

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on April 16, 1998.

                                                EXECUSTAY CORPORATION

                                                By /s/  Gary R. Abrahams
                                                   ----------------------------
                                                   Gary R. Abrahams
                                                   President, Chief Executive
                                                   Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By   /s/  Gary R. Abrahams                               Dated:  April 16, 1998
    -----------------------------------------
     Gary R. Abrahams
     President, Chief Executive Officer
     and Director
     (Principal Executive Officer)

By                   *
   ------------------------------------------
     Marc B. Kaplan
     Treasurer, Chief Financial Officer
     and Director
     (Principal Accounting and Financial Officer)

By       /s/  Robert W. Zaugg
   ------------------------------------------
     Robert W. Zaugg
     Secretary, Chief Operating Officer
     and Director

By                   *
   ------------------------------------------
     David S. Santee
     Director

By                   *
   ------------------------------------------
     Stuart C. Siegel
     Director

* By    /s/  Robert W. Zaugg                             Dated:  April 16, 1998
    -----------------------------------------
     Robert W. Zaugg
     Attorney-in-Fact

                                  EXHIBIT INDEX

 Exhibit
  Number                     Description
---------                    -----------
4.1

                 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 of the Company's Registration Statement on Form S-1, Registration No. 333-10831 (the "S-1
                 Registration Statement")).

4.2              Bylaws of the Company (incorporated by reference to Exhibit
                 3.2 to the S-1 Registration Statement).

4.3              ExecuStay Corporation 1997 Incentive and
                 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the S-1 Registration
                 Statement).

5.1              Opinion of Dorsey & Whitney LLP.

23.1             Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2             Consent of Grant Thornton, LLP Independent Public Accountants.

24.1             Power of Attorney.